Exhibit 10.2
SECOND AMENDMENT
Dated as of June 1, 2007
     This SECOND AMENDMENT (this “Amendment”) is entered into by and between CKX, INC., a Delaware corporation (the “Borrower”), and BEAR STEARNS CORPORATE LENDING INC., as administrative agent (in such capacity the “Administrative Agent”).
Preliminary Statements
     1. Reference is made to the Credit Agreement, dated as of May 24, 2006 (as amended by the First Amendment and Waiver, dated as of February 20, 2007, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto, Bear, Stearns & Co. Inc., as exclusive advisor, sole lead arranger and sole bookrunner, UBS Securities LLC and The Bank of New York, as co-syndication agents, Lehman Commercial Paper, Inc. and Credit Suisse, as co-documentation agents, and the Administrative Agent. Capitalized terms used but not otherwise defined herein are used with the meanings given in the Credit Agreement.
     2. The Borrower has requested that the Credit Agreement be amended as herein set forth.
     3. The Required Lenders are willing to consent to the amendment and waiver request described above on the terms and subject to the conditions set forth below.
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Amendment to Credit Agreement.
     (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:
     ““FXLR”: means FX Luxury Realty LLC, a Delaware limited liability company.”
     ““FXLR Acquisition”: the acquisition by the Borrower of 50% of the equity ownership interests in FXLR pursuant to and in accordance with the terms and conditions of the Membership Interest Purchase Agreement, dated as of June 1, 2007, by and among FXLR, the Borrower and Flag Luxury Properties, LLC, for cash consideration not to exceed $100,000,000.”
     ““FXLR License Agreements”: agreements whereby (i) one or more of the Elvis Operating Companies will grant to FXLR an exclusive worldwide license to develop, among other things, Elvis Presley-themed hotels and real estate-based attractions (including Elvis Presley-themed casinos) and (ii) the GOAT Operating Company will grant to FXLR an exclusive worldwide license to develop, among other things, Muhammad Ali-themed hotels and real estate-based attractions, in each case, which license agreements collectively shall provide for the payment to the licensor of license fees equal to at least 3.0% of the total gross revenues generated from such hotels, attractions and casinos (with minimum aggregate licensing fees of $10,000,000 during each of the first three years of their respective terms, $20,000,000 during each of the fourth, fifth and sixth years of their respective terms, and $25,000,000 each year thereafter).”
     ““Second Amendment”: the Second Amendment to the Credit Agreement, dated as of June 1, 2007, by and between the Borrower and the Administrative Agent (at the direction of the Required Lenders).”
     ““Second Amendment Effective Date”: the date on which the Second Amendment became effective in accordance with Section 2 thereof.”
     (b) Section 1.1 of the Credit Agreement is hereby amended by deleting the defined terms set forth below and replacing them in their entirety with the following new definitions in appropriate alphabetical order:
     ““Addendum”: an instrument, substantially in the form of Exhibit A to this Agreement or Exhibit A to the Second Amendment, by which a Lender becomes a party to this Agreement as of the Closing Date or as of the Second Amendment Effective Date.”
     ““Subsidiary”: as to any Person, a company, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower. Notwithstanding the foregoing, FXLR shall at all times be deemed not to be a Subsidiary.
     ““Swingline Commitment”: the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.3 in an aggregate principal amount at any one time outstanding not to exceed $10,000,000 (provided that the Swingline Commitment shall be $100,000,000 for the period commencing on May 31, 2007 and ending on June ___, 2007, such additional Swingline Commitment to be available for the sole purpose of funding the FXLR Acquisition).”
     ““Total Revolving Commitments”: at any time, the aggregate amount of the Revolving Commitments then in effect. The original amount of the Total Revolving Commitments as of the Closing Date was $125,000,000. The amount of the Total Revolving Commitments as of the Second Amendment Effective Date is $150,000,000.”
     (c) Section 4.16 of the Credit Agreement is hereby amended by adding the words “and the FXLR Acquisition” at the end thereof and prior to the period (“.”).
     (d) Section 7.3(l) of the Credit Agreement is hereby amended by adding the phrase “, licenses granted pursuant to the FXLR License Agreements” immediately after the words “non-exclusive licenses”.

     (e) Section 7.5(b) of the Credit Agreement is hereby amended by adding the phrase “or pursuant to the FXLR License Agreements” immediately after the words “non-exclusive basis”.
     (f) Section 7.6 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (g) thereof; (ii) deleting the period at the end of clause (h) thereof and replacing it with “; and”; and (iii) inserting the following new clause (i) at the end thereof:
                    “(i) the Borrower shall be permitted to make a one time distribution to its shareholders consisting of up to 50% of its equity ownership interest in FXLR (provided that (x) the Borrower shall have obtained all necessary corporate and governmental approvals necessary for such distribution and (y) the Borrower shall have taken such action as the Administrative Agent may reasonably request in order to maintain a perfected security interest in the remaining ownership interests in FXLR that are retained by the Borrower).”
     (g) Section 7.8 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (n) thereof; (ii) deleting the period at the end of clause (o) thereof and replacing it with “; and”; and (iii) inserting the following new clause (p) at the end thereof:
     “(p) Investments made by the Borrower after the Closing Date consisting of the FXLR Acquisition; provided that (i) the aggregate amount paid by the Borrower pursuant to this clause (p) in connection with such acquisition shall not exceed $100,000,000 (plus reasonable and customary fees and expenses related thereto), (ii) the Borrower shall be in compliance with the financial covenants set forth in Section 7.1 on a pro forma basis after giving effect to such acquisition (and a Responsible Officer of the Borrower shall have certified to such compliance) and (iii) immediately prior, and after giving effect, to such acquisition, no Default or Event of Default shall have occurred and be continuing.”
     (h) Section 7.16 of the Credit Agreement is hereby amended by (i) deleting the phrase “clause (b)” in the third line thereof and replacing it the with the phrase “clause (a)” and (ii) adding the following sentence at the end thereof: “For the avoidance of doubt, this Section 7.16 shall not prohibit FXLR from engaging in the business of owning and developing hotel and casino properties or engaging in other real estate ventures and activities related thereto.”
     (i) Section 10.17 of the Credit Agreement is hereby amended by adding the words “and each Lender with additional Revolving Commitments as of the Second Amendment Effective Date” immediately after the words “Each initial Lender”.
SECTION 2. Conditions to Effectiveness. The amendments contained in Section 1 shall not be effective unless and until each of the following conditions precedent is satisfied (the date on which such conditions are satisfied, the “Amendment Effective Date”):
     (a) the Administrative Agent shall have received counterparts of this Amendment executed by the Administrative Agent and the Borrower and counterparts of the Consent appended hereto (the “Consent”) executed by the Subsidiary Guarantors;
     (b) the Administrative Agent shall have received executed counterparts of this Amendment or a signed authorization to execute this Amendment from the Required Lenders;

     (c) all fees and expenses then due and payable to the Lead Arranger or any Agent or Lender under the Loan Documents or relating thereto (to the extent invoiced at least one Business Day prior) shall have been paid in full in immediately available funds;
     (d) each of the representations and warranties set forth in Section 3 below shall be true and correct in all material respects;
     (e) no Default or Event of Default shall have occurred and be continuing, as certified by the Borrower;
     (f) the Borrower shall have provided a certificate of a Responsible Officer to the effect that after giving effect to the FXLR Acquisition, the Borrower will be in compliance with the financial covenants set forth in Section 7.1 of the Credit Agreement on a pro forma basis and no Loan Party will be under any Contractual Obligation to make Investments or incur Guarantee Obligations in connection with the FXLR Acquisition that would be in violation of the Credit Agreement;
     (g) the Administrative Agent shall have received favorable legal opinions of (i) Paul, Hastings, Janofsky and Walker LLP, counsel in the United States to the Borrower and its Subsidiaries, and (ii) Baker & McKenzie, counsel in England and Wales to the Borrower and the UK Subsidiary Guarantors, in each case addressed to the Lenders and dated the Amendment Effective Date, covering such matters relating to the additional Revolving Commitments, this Amendment, the Credit Agreement as amended hereby, and the other Loan Documents and security interests thereunder as the Administrative Agent may reasonably request, which opinions shall be reasonably satisfactory to the Administrative Agent;
     (h) the Administrative Agent shall have received for each of the Borrower and each Subsidiary Guarantor, a certificate of a Responsible Officer of the Borrower and each such Subsidiary Guarantor, dated the Amendment Effective Date and certifying that attached thereto is a true and complete copy of resolutions (or consent by members or partners, where applicable, to the extent required) duly adopted by the board of directors (or members or partners, where applicable) of the Borrower and each such Subsidiary Guarantor authorizing the execution, delivery and performance of this Amendment and the Credit Agreement as amended hereby, and the amendment of any other Loan Documents to which it is party required to be amended hereby;
     (i) the Administrative Agent shall have received for each of the Borrower and each Subsidiary Guarantor, a certificate of Responsible Officer of the Borrower and each such Subsidiary Guarantor, dated the Amendment Effective Date and certifying that attached thereto is a true and complete copy of resolutions (or consent by members or partners, where applicable, to the extent required) duly adopted by the board of directors (or members or partners, where applicable) of the Borrower and each such Subsidiary Guarantor authorizing the execution, delivery and performance of this Amendment and the Credit Agreement as amended hereby, and the amendment of any other Loan Documents to which it is party required to be amended hereby;
     (j) the Administrative Agent shall have received a signed Addendum from one or more financial institutions satisfactory to it representing not less than $25,000,000 in additional Revolving Commitments;

     (k) the Administrative Agent shall have received evidence reasonably satisfactory to it that (i) the Borrower has obtained any approvals from an independent committee of its board of directors as may be necessary to consummate the FXLR Acquisition and related transactions, (ii) the minority equity owners of the GOAT Operating Company and the Elvis Operating Companies have consented to the proposed FXLR License Agreements, (iii) the minority equity owners of the Elvis Operating Companies have consented to the proposed Graceland Groundlease and (iv) the Borrower has obtained any and all other third party and governmental approvals as may be necessary to consummate the FXLR Acquisition and related transactions;
     (l) the Administrative Agent shall have received share certificates and related transfer powers (executed in blank) representing 50% of the equity ownership interests in FXLR; and
     (m) the Administrative Agent shall have received such other documents and instruments as it or the Lead Arranger may reasonably request.
SECTION 3. Representations and Warranties. The Borrower represents and warrants to the Lead Arranger, Agents and Lenders that:
     (a) Authority. The Borrower has the requisite corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement (as amended hereby) and the other transactions contemplated hereby. Each Subsidiary Guarantor has the requisite power and authority to execute, deliver and perform its obligations under the Consent and the Loan Documents, as amended hereby. The execution, delivery and performance by the Borrower of this Amendment and by the Guarantors of the Consent and the performance by the Borrower of the Credit Agreement (as amended hereby) and the other transactions contemplated hereby have been duly approved by all necessary corporate action of the Borrower, and no other corporate proceedings on the part of the Borrower or any Guarantor are necessary to consummate such transactions.
     (b) Enforceability. This Amendment has been duly executed and delivered by the Borrower and the Consent has been duly executed and delivered by each Subsidiary Guarantor. When this Amendment becomes effective in accordance with its terms, this Amendment, the Credit Agreement (as amended hereby), and the Consent each will be the legal, valid and binding obligation of such party enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought in proceedings in equity or at law).
     (c) Representations and Warranties. The representations and warranties of the Borrower in the Credit Agreement (other than any such representations and warranties that, by their terms, are specifically made as of a date other than the date hereof, in which case, such representation and warranties were true and correct as of such date) are and will be true and correct on and as of the date of this Amendment and the Amendment Effective Date as though made on and as of each such date.
     (d) No Conflicts. Neither the execution and delivery of this Amendment, nor the execution and delivery of the Consent, nor the consummation of the transactions contemplated hereby or thereby, nor the performance of and compliance with the terms and provisions hereof or of the Credit Agreement (as amended hereby) or the other Loan Documents by the Borrower or any Subsidiary Guarantors will, at the time of such performance, (i) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents, (ii) violate, contravene or materially conflict with any Requirement of Law (including, without limitation, Regulation U) or Contractual Obligation, except for any violation, contravention or conflict which could not reasonably be expected to have a Material Adverse Effect or (iii) result in or require the creation of any Lien (other than those permitted by the Loan Documents) upon or with respect to its properties. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the transactions contemplated hereby.
     (e) No Default. No event has occurred and is continuing that constitutes a Default or Event of Default.
SECTION 4. Reference to and Effect on Credit Agreement.
     (a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. This Amendment is a Loan Document.
     (b) Except as specifically amended above, the Credit Agreement and the Guarantee and Collateral Agreement and the other Loan Documents are and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.
     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Secured Party under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of the Credit Agreement or any other Loan Document.
SECTION 5. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.
SECTION 6. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 7. Headings. Section headings set forth in this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 8. Governing Law. This Amendment and the rights and obligations of the parties under this Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
[signature pages follow]

     IN WITNESS WHEREOF, the party hereto has caused this Amendment to be executed by its respective officers thereunto duly authorized, as of the date first written above.

CKX, INC.

By:	/s/ Thomas P. Benson
Name:	Thomas P. Benson
Title:	Executive Vice President, Chief Financial Officer and Treasurer
[signatures continued on the next page]

BEAR STEARNS CORPORATE LENDING INC., as Administrative Agent

By:	/s/ Victor F. Bulzacchelli
Name:	Victor F. Bulzacchelli
Title:	Vice President